Exhibit 10.4

Name Surname T +41 22 716 98 00 franz.walt@quotientbd.com

7 January 2020

Private & Confidential

Ed Farrell

c/o Quotient

Dear Ed,

CONTRACT AMENDMENT – CHANGE TO ROLE

Further to recent discussions, I am pleased to confirm the following change to your role effective from 1 January 2020.

Change to Job Title

I can confirm that from 1 January 2020 your new job title will be Chief Operating Officer.

Change to Salary

With effect from 1 January 2020 your new salary will be £346,340. This will commence in your January pay.

Stock Grant

In line with the change to role, you have also been awarded a Restricted Stock Grant of 2,232 Units with a grant date of 7 January 2020. A third of this grant will vest annually over the next three years on the anniversary of the grant date.

All other terms and conditions of your contract of employment remain the same.

I would appreciate if you could sign both copies of this document, returning one copy to Human Resources and keeping the other for your records.

If you have any questions relating to this matter, please do not hesitate to contact me.

Yours sincerely,

/s/ Franz Walt

Franz Walt

Chief Executive Officer

Alba Bioscience Limited, Registered in Scotland No. SC310584

Allan-Robb Campus, 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF

T +44 (0) 131 357 3333, quotientbd.com

I confirm my acceptance of these revised terms and conditions of employment.

Signed	/s/ Ed Farrell	Date	January 7, 2020
Ed Farrell

Quotient Biocampus Limited, Registered in Scotland No. SC514165

Allan-Robb Campus, 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF

T +44 (0) 131 357 3333, quotientbd.com